UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 17, 2011

BENCHMARK ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-10560 (Commission File Number)	74-2211011 (I.R.S. Employer Identification No.)

3000 Technology Drive, Angleton, Texas	77515
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (979) 849-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 17, 2011, Benchmark Electronics, Inc. (the Company) held an annual meeting of its shareholders. There were four proposals acted upon at that meeting. All proposals were approved. The following is a description of each proposal and the votes cast with respect to such proposal:

Proposal #1. With respect to the election of directors, the voting was as follows:

Nominee	For	Withheld	Non Votes
Cary T. Fu	51,927,043	1,560,249	2,602,678
Michael R. Dawson	52,520,854	966,438	2,602,678
Peter G. Dorflinger	52,319,702	1,167,590	2,602,678
Douglas G. Duncan	50,636,872	2,850,420	2,602,678
Bernee D. L. Strom	52,142,140	1,345,152	2,602,678
Clay C. Williams	52,193,361	1,293,931	2,602,678

Proposal # 2. With respect to the advisory vote on named executive officer compensation, the voting was as follows:

For	Against	Abstain	Non-Vote
51,269,387	2,152,251	65,654	2,602,678

Proposal # 3. With respect to the advisory vote on the frequency of future advisory votes on named executive compensation, the voting was as follows:

1 Year	2 Years	3 Years	Abstain
48,036,997	38,379	5,396,293	15,623

Proposal # 4. With respect to the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company, the voting was as follows:

For	Against	Abstain	Non-Vote
55,620,738	453,125	16,107	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: May 18, 2011	By:	/s/ CARY T. FU
Cary T. Fu
Chief Executive Officer